Exhibit 10.13

Consult your lawyer before signing this lease

OFFICE LEASE

Landlord and Tenant agree to lease the Office in the Premises at the rent and for the term stated:

1. Use and Occupancy

Tenant shall only occupy and use the office no.

referenced above (the “Office”) for _____________. 1 year

2. Inability to Give Possession

The failure of Landlord to give Tenant possession of the Office on the Commencement Date shall not create liability for Landlord. In the event that possession of the Office is not delivered on the Commencement Date due to the holdover of a tenant, or, if a newly constructed building, a final or temporary certificate of occupancy has not been obtained, or for any other reason which is not due to Landlord’s acts or negligence, the validity of this Lease shall not be affected. Monthly Rent hereunder shall begin on the date that possession of the Office is delivered to Tenant and shall be prorated for that portion of the month in which possession is delivered. The Termination Date shall in no event be extended if delivery of possession is delayed. If, with Landlord’s permission and consent, Tenant is to occupy the Office or another office space prior to the Commencement Date, Tenant’s occupancy is subject to all the terms, conditions and provisions of this Lease except for the payment of Rent and Additional Rent. The intent of this Paragraph is to constitute “…an express provision to the contrary…” contained in New York Real Property Law Section 223-a.

3. Rent

A.  Tenant shall pay Monthly Rent in full on the first day of each month of the Lease. Monthly Rent shall be paid in advance with no notice being required from Landlord. Tenant shall not deduct any sums from the Monthly Rent unless Landlord consents thereto in writing. Upon signing this Lease, Tenant shall pay Landlord the first Monthly Rent due and the Security Deposit. The entire amount of rent due for the Lease Term is due upon signing this Lease; however, Landlord consents to the Tenant paying same in monthly installments provided there exists no defaults by Tenant under the terms of this Lease.

B.  Additional Rent may include, but is not limited to any additional insurance premiums and/or expenses paid by Landlord which are chargeable to Tenant as stated hereinafter. Additional Rent is due and payable with the Monthly Rent for the next month after Tenant receives notice form Landlord that Additional Rent is due and payable.

4. Condition of Unit

Tenant acknowledges that Tenant is accepting the Office in its “as is” condition. Tenant further acknowledges that Tenant has thoroughly inspected the Office and has found the Office to be in good order.

5. Security

Tenant has deposited with the Landlord the Security Deposit to insure Tenant’s compliance with all of the terms, provisions and conditions of this Lease. If Tenant is in default under any of the terms, conditions and provisions of this Lease, Landlord may apply the Security Deposit, in whole or in part, to any sums Tenant owes Landlord, (including Rent and Additional Rent), that Landlord expended or may have to expend due to Tenant’s default, including but not limited to damages or insufficiency of rent in re-renting the Office. Within ten (10) days of the Termination Date, provided Tenant has vacated the Office and is not in default under any of the terms, conditions and provisions of this Lease and the physical condition of the Office is acceptable to Landlord upon surrender, the Security Deposit will be returned to Tenant at an address Tenant provides to Landlord.

6. Services

Provided Tenant is not in default of any of the terms, conditions and provisions of this Lease, Landlord shall provide: (a) elevator services on business days from 8 a.m. to 6 p.m., and at all other times, provide one (1) elevator on call; (b) water for ordinary bathroom purposes, however, if Tenant uses water for any other purpose or in high quantities (which decision is in Landlord’s sole judgment), a water meter may be installed by Landlord at Tenant’s cost and expense, the maintenance and repair of which shall be exclusively that of Tenant, and all charges for water consumption as shown by said meter shall be promptly paid by Tenant; (c) heat to the Office, on business days, as required by law; (d) if Landlord provides air conditioning, such air conditioning will be provided, on business days from 8 a.m. to 6 p.m., from May 15th to September 30th of each year and if Tenant requires air conditioning for other days and for other hours, Landlord will provide Tenant with same at Tenant’s sole cost at the rates as per the rider attached (the “Services”). Tenant shall pay for Tenant’s use of electricity in the Office directly with the utility company. Landlord reserves the right to interrupt the providing of the Services and other utilities, when Landlord deems it necessary for repairs, alterations, replacements or improvements to such Services or other utilities, the decision for such interruption and the length of such interruption shall be solely Landlord’s.

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7. Alterations

Absent Landlord’s written consent, Tenant may make no alterations to the Office. With Landlord’s written consent, Tenant, at Tenant’s sole cost and expense, may make alterations, installations and improvements (the “Alterations”) to the Office provided they are nonstructural in nature, which do not effect the Services, utilities or other operations or services of the Premises and which are done by contractors and sub-contractors approved by Landlord in every instance. Before making Alterations, Tenant shall obtain all permits, approvals, certificates required by any and all municipal authorities or other agencies having jurisdiction of the Premises and the Alterations and upon receiving same, Tenant shall deliver duplicate or certified copies to Landlord of each and every one. Tenant shall carry and cause to be carried by each contractor and sub-contractor, workmen’s compensation, general liability, personal and property damage insurance, in such amounts as Landlord requires, naming Landlord as insured and Tenant shall deliver evidence of such insurance to Landlord prior to Tenant’s commencing the Alterations. Should a mechanic’s lien be filed against the Office and/or Premises, for work done or claimed to have been done or materials supplied for Tenant or to the Office, Tenant shall pay or cause to be paid or file a bond in the amount stated in the mechanic’s lien within thirty (30) days of said filing at Tenant’s sole cost and expense. Any installation of materials, fixtures and the like shall become the property of Landlord upon such installation and shall remain in the Office upon Tenant’s surrender of same. However, Landlord may relinquish such right of ownership to the installations by giving Tenant thirty (30) days written notice prior to the Termination Date of such relinquishment of ownership, in which event, they shall become Tenant’s and must be removed upon the Termination Date. Nothing herein is meant to give Landlord any ownership rights in and to Tenant’s trade fixtures, office furniture and equipment which can be easily moved. Upon the Termination Date and surrender of possession of the Office, Tenant shall remove all personal property and installations to which Landlord’s ownership interest has been relinquished and Tenant shall immediately restore and repair the Office to that condition existing on the Commencement Date. Any and all property of Tenant remaining in the Office after the Termination Date shall be deemed abandoned by Tenant and Landlord may either retain such abandoned property or may remove such abandoned property at Tenant’s expense

8. Maintenance and Repairs

Tenant shall maintain the Office in good condition.

Tenant shall be responsible for any and all damage to the Office or any other part of the Premises resulting from Tenant’s willful acts or negligence or the willful acts or negligence of Tenant’s agents, employees, invitees or licensees or which may arise from any work done by of for Tenant or by Tenant’s business operations. Tenant shall also be responsible for any damage to the Premises caused by Tenant’s moving or removal of furniture, fixtures and/or equipment. Tenant shall only use contractor and/or sub-contractors for these repairs which have been approved by Landlord in every instance. In the event that Tenant fails or refuses to make said repairs , Landlord may do so at Tenant’s expense which shall be Additional Rent. Landlord shall maintain in proper order and repair the exterior of the Premises as well as the common areas and the utilities servicing the Premises. Tenant shall give immediate notice to Landlord of any defect or interruption of service or condition. The responsibility of Tenant to pay Rent and Additional Rent shall not be reduced or abated by reason of injury to business or annoyance to employees of Tenant caused by repairs, alterations or improvements to the Premises or the Office. Likewise there shall be no liability on the part of the Landlord for such injury or annoyance as aforesaid. Should Landlord be in default under this Paragraph or any other Paragraph of this lease, Tenant’s only remedy is to sue Landlord for breach of this Lease.

9. Window Cleaning

Tenant will not clean or caused to be cleaned any window in the Office from outside of the Office in violation of any of the provisions of the Labor Law or any law, provision or rule of any authority having jurisdiction thereof.

10. Damage, Fire or Other Casualty

In the case of fire damage or other damage to the Office not caused by Tenant, its agents, servants, employees, invitees and/or licensees, Tenant shall give Landlord immediate notice of same. (a) If the Office is partially damaged by fire or other casualty, Landlord shall repair the damage and the Rent and Additional Rent shall be apportioned from the day of the damage in relation to the portion of the Office that has been rendered unusable to the day that the Office has been repaired and is fully usable. (b) If the Office is totally damaged and rendered wholly unusable by fire or other casualty, Landlord has the right to either repair the damages or terminate the lease. (I) In the event that Landlord elects to repair the damages, Rent and Additional Rent shall be abated for the period of time from the date of occurrence of the damage to the date that Landlord notifies Tenant that the Office can be re-occupied; (ii) In the event that Landlord elects to terminate this Lease, Landlord may do so upon giving Tenant notice of his intent to do so within the sooner of ninety (90) days of the occurrence of the damages or thirty (30) days from the date that the insurance claim is adjusted which notice shall set forth a date on which the Lease shall expire, which date shall not be more than sixty (60) days from the date of such notice and upon which date this Lease shall terminate and all obligations owed by Landlord and Tenant to each other shall cease and all obligations due shall be paid from one to the other. Should this Lease not be terminated, Landlord shall make all repairs in an expeditious manner subject to delays beyond the control of Landlord. Tenant shall cooperate fully with Landlord after such damage is incurred in all of Landlord’s reasonable requests to remove undamaged items in the Office. Before making claim against the other for damages as a result of fire or other casualty, each party shall look first to their respective insurance carrier. To the extent permitted by law and by the respective insurance policies, Landlord and Tenant hereby release and waive rights of discovery with respect to the above against the other or any one claiming through them. If this condition can only be obtained by paying an additional premium, then the one benefiting from such waiver shall pay the additional premium upon ten (10) days written notice and the one obtaining such insurance coverage is free from any other obligation with respect to waiver of subrogation. Tenant acknowledges that Landlord shall not be obligated to carry any insurance for the benefit of Tenant with respect to Tenant’s personal property, equipment, inventory or the like and agrees that Landlord is not obligated to repair any damage to them. The provisions of New York Real Property Law Section 227 are waived by both parties and the provisions of this Paragraph shall be controlling.

11. Loss, Damage, Indemnity

Landlord shall not be liable for any loss, damage or expense to any person or property of Tenant or to property of others given to employees of the Premises. Landlord shall also not be liable for any theft of or by other tenants or otherwise, nor for injury or damage to persons or property resulting from any cause whatsoever, unless due to the willful acts of Landlord, it agents, servants and/or employees. Landlord shall not be liable for damages caused by construction in or about the Premises. Landlord shall not be liable for any damages if the windows are permanently or temporarily closed, darkened, covered and Tenant shall not be entitled to any abatement or reduction in rent and Additional Rent as a result thereby nor shall same be grounds for Tenant’s claim of eviction nor shall Tenant be released from any of the terms, conditions and provisions of this Lease. Tenant shall indemnify and hold Landlord harmless from all claims, liabilities, costs and expenses, including attorneys’ fees, paid or incurred by Landlord as a result of any default by Tenant of the terms, conditions and provisions of this Lease for which Landlord is not covered or paid by insurance. In the event that an action or proceeding is brought against Landlord, Tenant, upon written notice from Landlord, will, at Tenant’s sole cost and expense, retain counsel approved by Landlord to defend such action or proceeding.

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12. Electricity

Tenant warrants that its use of electrical current will, at all times, not exceed the current capacity of the electrical service into the Premises, or the risers or wiring installation. Tenant will not use or cause to be used equipment which will overload the existing service and installations or interfere with other tenants’ electrical service. Any change in the character or nature of electrical service to the Premise s and/or to the Office shall not impose liability on the Landlord for any loss or damage sustained by Tenant as a result thereof.

13. Occupancy

Tenant shall not, at any time, use or occupy the Office in violation of or contrary to the permitted uses contained in the Certificate of Occupancy for the Premises and/or the Office. Tenant has fully inspected the Office and is accepting the Office in its “as is” condition subject to any work to be performed by either party to this Lease on the Rider annexed hereto and designated Rider _______. Tenant has performed “due diligence” with respect to the Premises and accepts the Office subject to any and all violations, whether same are of record or not. Landlord makes no representations as to the condition of the Office except as specifically set forth herein and on the Rider to this Paragraph, if any.

14. Landlord’s Alterations and Management Landlord has the right to change the arrangement and/or location of entrances, hallways, passageways, doorways, doors, elevators, stairs or any other part of the Premises used by the general public, including toilets, and to change the name and/or number of the Premises. In the event that Landlord so changes as aforesaid, the same shall not constitute an eviction nor imposes any liability on Landlord for such election. Rent and Additional Rent shall not be diminished or abated in such event as a result of any inconvenience, annoyance or injury to Tenant’s business and Landlord shall have o liability therefore. Landlord may impose rules for the access to the Premises by Tenant’s social or business guests as Landlord deems proper and necessary for the security of the Premises and Tenant shall not have any claim against Landlord for any damages resulting therefrom.

15. Condemnation

If the whole or any part of the Premises and/or Office is taken by condemnation or otherwise by any governmental authority for public or quasi-public use, this Lease shall be terminated as of the date that title is vested pursuant to said proceeding and Tenant shall not have nay claim for the value of the remaining portion of this Lease and Tenant assigns to Landlord Tenant’s interest in any award. Nothing contained herein shall prevent Tenant from making an independent claim to the authority for allowable expenses.

17. Legal Requirements, Insurance, Floor Capacity Tenant shall, at its sole cost and expense, at all times under this Lease or prior to the Commencement Date if Tenant is in possession of the Office as provided herein, comply promptly with all laws, regulations and orders of all municipalities and their agencies having jurisdiction over the Premises and Office including, but not limited to fire and or insurance offices which shall impose any violation or notice of violation or affirmative obligation upon Landlord and or the Premises, whether or not concerning Tenant’s use of the Office or the Premises. Tenant shall not be required to make any structural alterations and/or repairs unless Tenant, as a result of Tenant’s unauthorized uses and/or operations of business, violated such laws, regulations and/or rules. Tenant may appeal or object to such violations, fines etc. provided Tenant has, in Landlord’s sole judgment, secured Landlord with respect to same by either deposit of sufficient monies or by a surety bond in an amount and by a company satisfactory to Landlord, for all damages, penalties, expenses and interest, including reasonable attorneys’ fees provided same does not subject Landlord to criminal liability or create a default under any lease and/or mortgage of Landlord’s and does not result in a condemnation or eviction, in whole or in part. Such appeal or objection by Tenant must be undertaken in an expeditious manner and at no cost to Landlord. Tenant shall do or cause to be done any act contrary to all laws, rules and regulations or which would violate any provision of Landlord’s policies of insurance or which would subject Landlord to liability to any person or entity for personal and/or property damages. Tenant shall not keep any substance in the Office which is in violation of any law, rule and/or regulation which would result in a cancellation of Landlord’s policies of insurance. Tenant shall not use the Office in such a manner that the premiums for Landlord’s policies of insurance would be increased over that rate in effect at the time the Tenant obtains possession of the Office. Any cost, expense, fine, damages and/or penalties incurred by Landlord as a result of Tenant’s violation of any provision in this Paragraph shall be borne by Tenant and shall be paid by Tenant as Additional Rent. In any action or proceeding, the schedule of premiums issued by Landlord’s insurance carrier shall be conclusive evidence of the rate therefore. Tenant shall place a load on the floor of the Office contrary to the maximum floor area load permitted by law and the certificate of occupancy. The placement of heavy machines, mechanical equipment and/or office equipment shall be approved by Landlord and shall be placed in such manner, in Landlord’s sole judgment, by Tenant to avoid and prevent vibrations, noise and annoyance to other tenants.

17. No Mortgage or Assignment

Tenant shall not assign, mortgage and/or encumber this Lease or sublet the Office or allow the Office to be used by anyone other than Tenant without the prior written consent of Landlord. The transfer of the majority interest in Tenant shall be deemed an assignment for purposes of this Paragraph. Should this Lease be assigned or the Office sublet or used by anyone other than Tenant without Landlord’s written consent, Landlord may collect rent from the persons or entity so occupying and using the Office should Tenant default in the payment of Rent and Additional Rent but such collection by Landlord shall not be deemed a waiver of the provisions of this Paragraph or a consent to such assignment, sublet or use or a release of Tenant’s obligations under this Lease. Any consent given by Landlord to Tenant under this Paragraph in one instance shall not act to be a consent or waiver of Landlord’s rights in another.

18. No Other Space

Tenant is afforded no other rights to use any space in the Premises other than the Office.

19. Tenant’s Defaults

A.	If there is a default by Tenant under the terms of this Lease, other than the obligation to pay Rent and Additional Rent, or Tenant vacates the Office prior to the Termination Date, or if an execution has been issued against the property of Tenant or Tenant whereby the Office is used and/or occupied by someone other than Tenant, or if this Lease be rejected in a Bankruptcy proceeding, or should Tenant not take possession of the Office with thirty (30) days from the Possession Date, the Landlord, upon fifteen (15) days prior written notice to Tenant which sets forth Tenant’s default(s) and should Tenant fail to completely cure said specified default(s) within said fifteen (15) days, or if the default(s), by its nature cannot be cured within said fifteen (15) days or should Tenant fail to undertake with diligent effort to cure the default(s) within said fifteen (15) days, then , in such event, Landlord may serve upon Tenant, a written five (5) day notice canceling this Lease and Tenant, at the end of said five (5) days shall vacate and surrender the Office and Tenant shall continue to remain liable as set forth under this Lease.
B.	If Tenant shall be in default in the payment of Rent and/or Additional Rent, or if the notice given pursuant to “A” hereinabove has expired or if Tenant is in default in payment of any other matter for which Tenant is liable to pay, then Landlord, without notice, (the giving of notice is hereby expressly waived by Tenant), may reenter the Office, by force or otherwise, and dispossess Tenant or other occupant, by any lawful manner, and remove their possessions and retake the Office. Tenant expressly waives the right to receive notice of such reentry by Landlord and agrees that Landlord shall not be responsible for any damage sustained to the property of Tenant or other occupant. If their be an extension or renewal of this Lease and Tenant shall default under any term, condition and/or provision of this Lease, Landlord may cancel such renewal or extension upon three(3) days prior written notice to Tenant.

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20. Bankruptcy

A.	This Lease may be cancelled upon Landlord’s prior ten (10) day written notice to Tenant if there be commenced a case, whether voluntary or involuntary, by or against Tenant or any other person or entity occupying the Office, in a bankruptcy court in any State, or if Tenant or any other person or entity occupying the Office, should make an assignment for the benefit of creditors under any law. Upon such event, Tenant or any other occupant shall not be entitled to possession of the Office and shall immediately vacate the Office and surrender same to Landlord.
B.	It is expressly agreed that in the event of a termination of this Lease pursuant to “A” above, notwithstanding any other provision contained in this Lease, Landlord shall be entitled to receive from Tenant, as and for liquidated damages, the higher of (1) the maximum amount permitted by law or (2) an amount equal to the difference between the Rent from the date of termination as set forth pursuant to “A” above to the Termination Date and the fair and reasonable market rent for the same period of time. In computing such amount, the same shall be discounted at the rate of three (3%) percent. If the Office shall be re-rented during that period of time, the rent paid under the re-rental agreement shall be conclusive proof of the reasonable market rent.

21. Remedies

In the event of any default, re-entry by Landlord, termination and/or eviction by summary proceedings or otherwise (a) Rent and Additional Rent up to the date of such re-entry and/or eviction or termination shall be due, (b) Landlord may re-rent the Office, in whole or in part, for a term equal to or in excess of the Termination Date, and Landlord may be free to grant such concessions or charge rent in excess of the Rent as the Landlord sees fit, and/or (c) Tenant shall be obligated to Landlord for liquated damages (“Liquidated Damages”) for such default, termination and/or eviction in an amount equal to the difference between the Rent and the rent to be charged up to the Termination Date and any charges incurred by Landlord including, but not limited to reasonable attorneys’ fees, litigation costs and expenses, brokers’ fees, advertising fees, maintenance charges in keeping the Office in good condition and charges incurred in getting the Office in a condition for such rerenting. Landlord’s failure to re-rent the Office shall not affect or release Tenant form said liquidated damages. The Liquidated Damages shall be paid in monthly installment when Rent is due prorated over the remaining term of this Lease. Landlord may, in getting the Office in condition for such re-renting, make such alterations, repairs and/or decorations in the Office as in Landlord’s sole judgment are necessary and such undertakings by Landlord shall not release Tenant from liability under the terms, conditions and provisions of this Lease. Landlord shall in no way be liable to Tenant for failing to re-let the Office or to collect rent from the new tenant. The rights afforded Landlord under this Paragraph are not exclusive and Landlord may avail itself of any and all remedies available to it under law. Tenant expressly waives any right of redemption Tenant may now have or will have should Tenant be evicted from the Office or dispossessed therefrom.

22. Fees and Expenses

Should Tenant default under any of the terms, conditions and/or provisions of this Lease, Landlord may, after giving notice if required and upon the expiration of any grace period set forth in this Lease, immediately and without prior notice to Tenant perform or cause to be performed Tenant’s obligations. If in connection with the aforesaid, Landlord incurs any cost and/or expense or becomes obligated to pay money as a result thereof, including but not limited to legal fees, reasonable attorneys’ fees, litigation expenses, Tenant shall pay to Landlord such monies, with interest. The foregoing cost, expense or payment of money by Landlord shall be Additional Rent and shall be paid by Tenant within fifteen (15) days from the date Landlord bills Tenant. Should these billed amounts come subsequent to the Termination Date, Landlord may institute proceedings against Tenant for the recovery of same.

23. Access

Landlord or Landlord’s agents, servants and/or employees may enter the Office for emergency purposes at any time and at any other reasonable time in order to make inspections and/or make repairs, alterations or additions as Landlord deems proper and/or necessary to the Office and/or the Premises. Tenant grants Landlord the right to use the Office to replace and/or maintain the HVAC services and facilities. For this purpose, Landlord may bring into the Office all necessary materials and supplies and same shall not be deemed to give Tenant any right to claim an actual or constructive eviction or any right to an abatement of Rent and Additional Rent or to a claim for damages as a result of loss of or interruption of Tenant’s business. During the term of this Lease, Landlord shall have the right to enter the Office, at reasonable times and upon reasonable notice, for the purpose of exhibiting same to prospective purchasers and mortgagees. Landlord shall also have the right, within the six months prior to the Termination Date, to enter the Office for the purpose of exhibiting same to prospective tenants. Should Tenant not be present to allow access to the Office, Landlord may enter the Office by using a master key or by force providing Landlord exercises reasonable care to insure Tenant’s property and such entry shall not subject Landlord or its agents liable for any damages as result thereof and the obligations of Tenant under the terms, conditions and/or provisions of this Lease shall not be affected thereby. Should Tenant entirely vacate the Office within thirty (30) days of the Termination Date, Landlord may enter the Office and make such alterations, repairs, additions or changes without affecting Tenant’s obligations under this Lease, including, but not limited to Tenant’s obligation to pay Rent and Additional Rent or creating liability for Landlord to Tenant.

24. Waiver

The failure by Landlord to seek redress or any remedy for Tenant’s default under any of the terms, conditions and/or provisions of this Lease or of any rule imposed and declared by Landlord shall not constitute a waiver by Landlord for any future defaults or violations. Landlord’s receipt of Rent and Additional Rent at a time when Landlord has knowledge or should have knowledge of any default or violation shall not be deemed a waiver thereof. Only a written waiver signed by Landlord shall be effective and binding upon Landlord. Any Rent and/or Additional Rent received by Landlord which is less than the amount due shall be deemed to be “on account” and any notation or statement on Tenant’s check shall be deemed payment in full or accord and satisfaction and Landlord may accept such payment without prejudice to Landlord’s right to pursue such available remedy for the balance of same or for any other remedy afforded Landlord under the terms, provisions and/or conditions of this Lease. Only a surrender of the Office in writing signed by Landlord shall be effective and binding upon Landlord and/or Tenant and such surrender must be made to Landlord or Landlord’s authorized agent. An acceptance of a surrender of the Office and keys to same by persons other than Landlord or its authorized agent shall be effective as a termination of this Lease.

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25. Landlord’s Inability To Perform

Tenant’s obligation to pay Rent and Additional Rent and/or to comply with any of the terms, provisions and/or conditions of this Lease as well as the Lease itself shall not be affected, impaired, amended or excused due to Landlord’s inability to perform any of its obligations contained in this Lease, or to supply any if delayed in supplying any service or item or is unable to make, or is delayed in the making of any repair, alterations, additions, or is unable to supply or is delayed in supplying any equipment, services, fixtures or any other material to be supplied hereunder, provided that Landlord is unable to do so because of labor problems, strife or strike or any other cause whatsoever including, but not limited to war or other emergency.

26. Excavations

In the event that there be an authorized excavation conducted upon lands adjacent to the Premises, Tenant shall allow the parties conducting same entry into the Office for the purpose of performing necessary work as such party deems necessary to shore up and/or preserve the wall of the Premises from damage including but not limited to supporting the existing exterior walls and foundations. Tenant further agrees to waive any right Tenant may have to make a claim for damages caused thereby or indemnity therefore from that party or Landlord or for an abatement of Rent and/or Additional Rent.

27. No Representations by Landlord Landlord and/or Landlord’s agents, servants and/or employees have not made any representations nor promises of any kind to Tenant as to the physical condition of the Premises and/or Office or as to the financial condition and health or as to the operation of the Premises except as specifically set forth in this Lease and Tenant does not acquire any rights, easements or licenses except as specifically set forth in this Lease. Tenant has accepted the Office in its “as is” condition after having thoroughly inspecting same and without relying on any representations made by Landlord, its agents, servants and/or employees. Tenant’s occupation of the Office is conclusive proof that the Office and Premises are in good and satisfactory condition at the date Tenant first occupies the Office.

28. Non-merger

All prior agreements, understandings and representations are merged in this Lease which fully expresses the parties’ agreement and this Lease may only be amended or modified or terminated, other than on the Termination Date, by written agreement signed by Tenant and Landlord.

29. Non-Disturbance

As long as Tenant pays Rent and Additional Rent and complies fully with all of the terms, provisions and conditions of this Lease on Tenant’s part to be performed, Tenant may peacefully occupy the Office subject too any mortgage, ground lease or underlying lease.

30. Waiver

Tenant and Landlord hereby waive trial by jury in any action, proceeding or litigation brought by one against the other or in which either party is brought in by a third party, except for personal injury or property damage actions, in which any of the terms, provisions and/or conditions of this Lease or any statutory remedy is involved or the use and/or occupancy of the Office is at issue. Tenant and Landlord agree that in any action seeking possession of the Office, Tenant will not impose any counterclaim or set-off against Landlord of any kind or nature except if mandated by statute.

31. Notices

Any notice, statement or communication which Landlord is to give to Tenant, shall be deemed to be sufficiently given if it is in writing and delivered personally to Tenant or sent by certified mail or overnight courier addressed to Tenant at the Office or other business address of Tenant or at the residence of Tenant or left at any one of the addresses and the time of giving such notice, statement or communication shall be deemed given at the time same are left with or mailed or delivered to the overnight courier. Any notice to be given by Tenant to Landlord must be given by certified mail or overnight courier at Landlord’s address above.

32. Rules

Tenant, its agents, servants and/or employees, licensees, business guests or visitors shall comply strictly and faithfully with the Rules that Landlord may adopt, at any time, notice of which shall be given to Tenant. Landlord may choose the manner in which said notice is given. In the event that Tenant disputes the reasonableness of any Rule, Tenant and Landlord agree to submit such dispute to the American Arbitration Association, New York, New York for binding arbitration provided Tenant gives written notice to Landlord within twenty (20) days of receipt of notice of adoption of the Rule or Rules. Notwithstanding the provisions of this Paragraph, Landlord is not under any obligation to enforce the Rules with respect to any other tenant in the Premises or to enforce any term, condition or provision of any other lease. Landlord is not liable to Tenant for any damages caused by another tenant violating the Rules or any term, provision or condition of that tenant’s lease.

33. Definitions

Wherever and whenever used in this Lease, the following definitions shall be ascribed to these words:

a)   “Business Day” shall mean the days of the week except Saturday and Sunday and except legal holidays observed by either Staten of Federal Governments and those set forth in any union contract which applies to the

Premises

b)   “Office” or “Offices” shall not mean Premises but shall mean premises other than those utilized for the sale of goods and merchandise or for the display of same, or a restaurant, shop, machine shop, manufacturing plant or other retail establishment.

c)   “Landlord” shall mean the owner of the Premises or a lessee thereof, or a mortgagee in possession and should there be a sale or lease of the entire Premises, Landlord is released form all obligations and liabilities under this Lease and it will be conclusively presumed that the purchaser or lessor will perform the obligations and liabilities of Landlord herein.

d)   “Re-enter” and “Re-entry” are not to be strictly

taken in their legal definitions.

34. Estoppel Certificate

Upon fifteen (15) prior written notice to Tenant, Tenant shall execute and deliver to Landlord or to any other entity that Landlord directs, a certificate, in recordable form, stating that the Lease, as it exists on the date of the certification, is in full force and effect, that it has not be amended, modified or terminated, the date to which Rent and Additional Rent has been paid and setting forth specifically if any defaults exist on the part of Landlord.

35. Subordination

The Lease is subject and subordinate to all existing and future mortgages or ground leases or underlying leases which affects the Premises and to all renewals, modifications or replacements thereof without the necessity of any notice or written instruments and Tenant shall, at Landlord request, execute a document to this effect.

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36. Surrender of Office

Upon the Termination Date or other termination of this Lease, Tenant shall vacate and surrender the Office in broom clean condition and in good condition, reasonable wear and tear excepted and free from Tenant’s property. All damages which were caused by or on behalf of Tenant shall be repaired by Tenant at Tenant’s sole cost and expense prior to the surrender of the Office. This Paragraph survives the Termination Date or the date of other termination of this Lease. Should the Termination Date be a Sunday or legal holiday, the Termination Date shall be the immediate previous day.

37. Parties Bound

This Lease is binding upon Landlord and Tenant and their respective assignees and/or successors in interest. Should Tenant obtain a judgment against Landlord, Tenant shall look only to Landlord’s interest in the Premises for the collection of same.

38. Paragraph Headings

Paragraph headings are for reference only.

39. Effectiveness

This Lease shall become effective as of the date when Landlord delivers a fully executed copy hereof to Tenant or Tenant’s attorney.

40. Riders

Additional terms are contained in the riders annexed

hereto and designated Rider _________________. NA

This Lease has been entered into as of the Date of Lease.

LANDLORD	TENANT

/S/ LANDLORD	/S/ ARMAN S TABATABAEI